TERM NOTE


$1,077,821.00
Baltimore, Maryland                                     September 3, 1995


               For value received, VALUE ADDED FOOD SERVICES, INC., a Maryland corporation (the "Maker"), promises to pay to the order of DUTTERER'S OF MANCHESTER CORPORATION., a Maryland corporation (the "Holder"), the principal sum of $1,077,821.00 (the "Loan") in installments as hereinafter provided. The Maker promises to pay interest on the unpaid principal amount of the Loan for each day from the date hereof until paid at a variable rate per annum equal to the Prime Rate of interest as reported by the Wall Street Journal, but not to exceed a rate per annum of 10.00%; provided, however, that any overdue principal of and, to the extent permitted by law, overdue interest on the Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 3.00% plus the otherwise applicable rate for such day. Interest on the Loan shall be adjusted automatically on and as of the first day of the next month following the effective date of any change in the Prime Rate and shall be computed on the basis of the actual number of days elapsed over a year of 360 days. All payments of principal and interest shall be made in lawful money of the United States in immediately available funds at 2410 Wesley Street, Portsmouth, Virginia 23707 or at such address as is designated from time to time by the Holder.

               The accrued interest on the Loan shall be payable monthly, commencing on October 1, 1995 and continuing thereafter on the first day of each month up to and including September, 1997; provided, however, that the last of such installments shall in any event be in an amount sufficient to repay in full the then unpaid and accrued interest amount on the Loan.

               The principal amount of the Loan shall be due and payable in twelve equal monthly payments, commencing on October 1, 1996 and continuing thereafter on the first day of each month up to and including September 1, 1997; provided, however, that the last of such installments shall in any event be in an amount sufficient to repay in full the then unpaid principal amount of the Loan.

               The Maker may prepay the Loan in whole or in part at any time without penalty.

               This Note is made by the Maker in connection with its purchase of certain assets of the Holder (the "Assets"), as evidenced by a Bill of Sale dated the date hereof between the Maker and the Holder, and is secured by a Security Agreement between the Maker and the Holder dated the date hereof. The Maker and the Holder are also parties to an Assumption of Liabilities and Obligations and a Closing Agreement, each dated the date hereof and each containing certain other representations, warranties, covenants, terms, conditions, and agreements made by the parties in connection with the sale of the Assets. This Note, the Bill of Sale, the Security Agreement, the Assumption of Liabilities and Obligations, and the Closing Agreement, as any of the same may be amended, supplemented, replaced, or otherwise modified from time to time, are referred to hereinafter as, collectively, the "Transaction Documents."

               If one or more of the following events ("Events of Default") shall have occurred and be continuing:

               (1) the Maker shall fail to pay when due any principal of or interest on the Loan or any other amount payable under the Note or any of the other Transaction Documents and such failure continues for more than ten days after written notice thereof;

               (2) the Maker shall fail to observe or perform any covenant, obligation, or agreement contained in the Security Agreement or any of the other Transaction Documents for 15 days after written notice thereof has been given to the Maker by the Holder;

               (3) any representation, warranty, certification or statement made by the Maker in any of the Transaction Documents or in any certificate, financial statement or other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made;

               (4) the Maker shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall take any corporate action to authorize any of the foregoing;

               (5) an involuntary case or other proceeding shall be commenced against the Maker seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days, or an order for relief shall be entered against the Maker under the federal bankruptcy laws as now or hereafter in effect;

               (6) one or more final judgments or orders for the payment of money in excess of $5,000.00 shall be rendered against the Maker and such judgment or order shall continue unsatisfied for a period of 21 days during which execution thereof shall not be effectively stayed; or

               (7) except as permitted in the Security Agreement, (A) the Security Agreement shall cease for any reason to be in full force and effect or shall cease to be effective to grant a perfected security interest in the Collateral (as defined in the Security Agreement) with the priority stated to be created thereby or such security interest shall cease to be in full force and effect or shall be declared null and void, or the validity or enforceability of such security interest or the Security Agreement shall be contested by the Maker, or the Maker shall deny that it has any further liability or obligation under the Security Agreement, or (B) any creditor of the Maker (other than a creditor having a purchase money security interest in the ordinary course of business and then solely with respect to the related asset) shall obtain possession of any of the Collateral by any means, including, without limitation, levy, distraint, replevin or self-help, or any such creditor shall establish or obtain any right in the Collateral which is equal to or senior to the security interest of the Holder in the Collateral; provided, however, that, with respect to any third party action, it shall not be an Event of Default hereunder if Maker succeeds in curing or satisfying, to the satisfaction of Holder, the event, action, or condition that threatened or contested the validity or enforceability of the security interest or the Security Agreement, within 10 days of the date when the Maker first knew or should have known of such event, action, or condition;

then, and in every such event, the Holder may, at its option, by notice to the Maker, declare the Note (together with accrued interest thereon) to be immediately due and payable (and the Note shall thereupon become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Maker).

               No failure or delay by the Holder in exercising any right, power or privilege hereunder or under the Note shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               This Note shall be deemed to be made under seal and shall be governed by and construed in accordance with the laws of the State of Maryland and shall be effective as of the date first above written.

                                   VALUE ADDED FOOD SERVICES, INC.,
                                     a Maryland corporation


                                  By:  Vernon W. Mules          (SEAL)
                                       Vice President
                                           (Signature)




[Notary public's certification omitted]